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                                                                Exhibit 10.9

                           FIRST AMENDED AND RESTATED
                 EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENT


         FIRST AMENDED AND RESTATED EXECUTIVE COMPENSATION AND
SEVERANCE AGREEMENT, dated as of June 18, 1998, between Crystal Oil Company, a Louisiana corporation (the "Company"), and __________ ("Executive").

         WHEREAS, the Company and the Executive have previously entered into an Executive Compensation and Severance Agreement dated as of November 10, 1994 (the "Original Agreement");

         WHEREAS, the Board of Directors of the Company (the "Board") has authorized the Company to enter into new severance arrangements with the Executive in the form hereof;

         WHEREAS, it is possible that at some time in the future the Company may enter into a transaction which would involve a Change in Control (as hereinafter defined) or may become subject to a proposed or threatened Change in Control; and

         WHEREAS, in connection with the foregoing, Executive may, in addition to Executive's regular duties, be called upon to assist in the assessment of any such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Company and its shareholders, and to take such other actions as the Board might determine to be appropriate;

         NOW, THEREFORE, to assure the Company that it will have the continued dedication of Executive and the availability of Executive's advice and counsel notwithstanding the possibility, threat or occurrence of a change of control, and to induce Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and Executive agree as follows:

         SECTION 1. Original Agreement Terminated. The Original Agreement is hereby terminated and of no further force or effect.

         SECTION 2. Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

         (a) "Beneficial Ownership" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the date hereof, except that a Person will not be deemed to beneficially own any shares of capital stock (i) that are tendered pursuant to a tender or exchange offer made by that Person or an affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on the date hereof) of that Person until the tendered shares are accepted for purchase or exchange or (ii) that are subject to an agreement, arrangement or understanding relating to the purchase of such shares as long as such Person has no direct or indirect rights of ownership or voting with respect to such shares.




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         (b) "Cause" shall mean the termination of the employment of the
Executive by the Company for (i) dishonesty, (ii) conviction of a felony or
(iii) the continued failure by Executive to perform the material duties assigned to Executive that are consistent with the position of Executive with the Company and that would not permit Executive to terminate employment for Good Reason after notice of such failure has been given by the Company and a reasonable opportunity to cure is provided to Executive.

         (c) "Change in Control" shall be deemed to have occurred if (i) any Person other than a Designated Person, has Beneficial Ownership of securities of the Company representing 40% or more of the Voting Power, (ii) there shall occur a change in the composition of a majority of the Board within any period of four consecutive years which change shall not have been approved by a majority of the Board as constituted immediately prior to the commencement of such period, (iii) at any meeting of the shareholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board for election as directors shall fail to be elected or (iv) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company is consummated, unless immediately following any such transaction (A) holders who were the beneficial owners of capital stock of the Company immediately prior to any such transaction have Beneficial Ownership of more than 60% of the then outstanding shares of capital stock and Voting Power, respectively, following such transaction in substantially the same proportions as their ownership immediately prior to such transaction, (B) no Person has Beneficial Ownership of 40% or more of the then outstanding shares of capital stock and Voting Power, respectively, following such transaction, except to the extent such ownership existed prior to such transaction, and (C) at least a majority of the members of the Board resulting from such transaction were members of the Board at the time of the execution of the initial agreement or the initial action of the Board providing for such transaction.

         (d) "Designated Person" shall mean any one or more of (i) Quantum Fund NV, Quantum Partners LDC or any of their affiliates, (ii) any Person whose Beneficial Ownership of securities representing 40% or more of the Voting Power is a result of such Person acquiring securities as an underwriter in an underwritten public offering of such securities, (iii) any Person who has Beneficial Ownership of securities representing 40% or more of the Voting Power, who is eligible, under Rule 13d-1(b)(1) of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, to file (and has timely filed) a short-form statement on Schedule 13G (or any substantially similar schedule which may supersede such Schedule) with respect to such person's Beneficial Ownership and as to whom all conditions of such eligibility are continuously met to the extent provided in such Rule 13d-1(b)(1) and in all other applicable provisions of Rule 13d-1, provided that if such person ever ceases to be so eligible or if any such condition shall cease to have been met, such Person shall no longer be deemed to be a "Designated Person", and (iv) Executive or any Person that includes Executive.

         (e) "Disability" shall mean a disability involving the Executive that prevents the Executive from performing his duties with the Company for more than a period of six consecutive months.

         (f) "Good Reason" shall mean the termination of the Executive's employment with the Company due to (i) the assignment of Executive to any duties or responsibilities that are materially


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inconsistent with Executive's position and status with the Company immediately prior to the Change in Control or (ii) a reduction of Executive's annual salary (including any deferred portions thereof) or benefits.

         (g) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on the date hereof.

         (h) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board.

         SECTION 3. Change in Control Bonus. If during the term of this Agreement, there shall occur a Change in Control, the Company will provide or cause to be provided to Executive immediately following the occurrence of the Change in Control a lump-sum payment in an amount equal to _____________ times the Executive's most recent annual base salary, without giving effect to any reduction thereof that may have been made without Executive's consent. The payments provided for pursuant to this Section 3 shall not be payable in the event the employment of the Executive is terminated by the Company for Cause or Disability, by reason of the death of the Executive or by the Executive for any reason other than Good Reason.

         SECTION 4. Rights and Benefits upon Termination. In addition to any payments that may be made pursuant to Section 3, if during the term of this Agreement and within one year following the occurrence of a Change in Control the employment of the Executive is terminated by the Company for any reason other than Cause or Disability, by reason of death or by the Executive for Good Reason, the Company agrees to provide or cause to be provided to Executive the following rights and benefits:

             (i) Insurance and Other Special Benefits. To the extent Executive is eligible thereunder, for a period of ___ months following termination or until Executive's retirement upon reaching age 65, whichever is sooner, Executive shall continue to be covered by the life insurance, medical and dental plans, and accident and disability plans of the Company and its subsidiaries or any successor plan or program in effect at Termination for employees in the same class or category as Executive, subject to the terms of such plans and to Executive's making any required contributions thereto. In the event Executive is ineligible to continue to be so covered under the terms of any such benefit plan or program, or, in the event Executive is eligible but the benefits applicable to Executive are not substantially equivalent to the benefits applicable to Executive immediately prior to Termination, then, for a period of ___ months following Termination (or until Executive's retirement upon reaching age 65, whichever is sooner), the Company shall provide to Executive through other sources such benefits, including such additional benefits, as may be necessary to make the benefits applicable to Executive substantially equivalent to those in effect before Termination; provided, however, that if during such period Executive should enter into the employ of another company or firm which provides health benefits to its executives in general and for which Executive is eligible, the Company's obligations to provide such benefits shall cease. Nothing contained in this paragraph shall be deemed to require or permit termination or restriction of any of Executive's coverage under any plan or program of the Company or any


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         of its subsidiaries or any successor plan or program thereto to which
         Executive is entitled under the terms of such plan or program, whether at the end of the aforementioned ___-month period or at any other time.

             (ii) Other Benefit Plans. The specific arrangements referred to in this Section 4 are not intended to exclude Executive's participation in other benefit plans in which Executive currently participates or which are available to executive personnel generally in the class or category of Executive or to preclude other compensation or benefits as may be authorized by the Board from time to time.

             (iii) Duty to Mitigate. Executive's entitlement to benefits hereunder shall not be governed by any duty to mitigate Executive's damages by seeking further employment nor offset by any compensation which Executive may receive from future employment.

         SECTION 5. Confidentiality; Remedies. (a) Confidentiality. Executive agrees that at all times following Termination, Executive will not, without the prior written consent of the Company, disclose to any person, firm or corporation any confidential information of the Company or its subsidiaries which is now known to Executive or which hereafter may become known to Executive as a result of his employment or association with the Company and which could be helpful to a competitor, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this Agreement.

         (b) Remedies for Breach. It is recognized that damages in the event of breach of this Section 5 by Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach, and Executive hereby waives any and all defenses Executive may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude the Company from pursuing any other rights and remedies at law or in equity which the Company may have.

         SECTION 6. Reduction in Payments. (a) For purposes of this section, (i) "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise; (ii) "Agreement Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G (d)(4) of the Code; and (v) "Safe Harbor" shall mean the sum of $1.00 less than three times the Executive's "base amount" within the meaning of that term in Section 280G of the Code.



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         (b) Anything in this Agreement to the contrary notwithstanding, in the event KPMG Peat Marwick or such other accounting firm that may be agreed upon by the Company and Executive (the "Accounting Firm") shall determine that receipt of all Payments would subject Executive to tax under Section 4999 of the Code, it shall determine whether the receipt of the Safe Harbor would result in greater Net After Tax Receipts to the Executive than receipt of all the Agreement Payments. If such firm determines that the receipt of the Safe Harbor would so result, the aggregate Payments shall be reduced to the Safe Harbor as provided below.

         If the Accounting Firm determines that aggregate Payments should be reduced to the Safe Harbor, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may elect, in his sole discretion, which and how much of the Agreement Payments or any other Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Safe Harbor), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such 10 day period, the Company may elect which of the Agreement Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Safe Harbor) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and Executive and shall be made within 60 days of a termination of employment of the Executive. As promptly as practicable following such determination, the Company shall pay or distribute for the benefit of Executive such Agreement Payments as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such Agreement Payments as become due to Executive under this Agreement.

         (c) While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to Executive hereunder only if the aggregate Net After Tax Receipts to Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan to Executive which Executive, shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872 (f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and
Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall


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be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872 of the Code.

         SECTION 7. Term of Agreement. This Agreement shall terminate two years from the date hereof; provided, however, that the term of this Agreement shall automatically be extended on the anniversary date hereof for successive one-year periods unless either the Executive or the Company gives notice to the other party prior to such anniversary date of such party's desire that the term of this Agreement not be so extended.

         SECTION 8. Miscellaneous. (a) Assignment. No right, benefit or interest hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process; provided, however, that Executive may assign any right, benefit or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit or interest.

         (b) Construction of Agreement. Except as expressly provided herein, nothing in this Agreement shall be construed to amend any provision of any plan or policy of the Company. This Agreement is not, and nothing herein shall be deemed to create, a commitment of continued employment of Executive by the Company or any of its subsidiaries. The benefits provided under this Agreement shall be in addition to any other compensation agreement or arrangement that the Company may have with Executive.

         (c) Amendment. This Agreement may not be amended, modified or canceled except by written agreement of the parties.

         (d) Waiver. No provision of this Agreement may be waived except by a writing signed by the party to be bound thereby.

         (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

         (f) Successors. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's personal representative and heirs, and the Company and any successor organization or organizations. For purposes of Section 3 and 4 of this Agreement, the term "Company" shall include Crystal Oil Company and any successor organization or organizations thereto or any company that acquires all or substantially all of its assets.

         (g) Taxes. Any payment or delivery required under this Agreement shall be subject to all requirements of the law with regard to withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.



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         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

         (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               CRYSTAL OIL COMPANY


                               --------------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------


                               EXECUTIVE:


                               --------------------------------------------
                               Name:
                                    ---------------------------------------



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